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                                                                  Exhibit 3(iii)

                             ADDENDUM TO BY-LAWS OF
                          THE FRESH JUICE COMPANY, INC.

                  The By-Laws annexed hereto and adopted and ratified on March 31, 1996 are hereby amended as follows:

                  1. The first sentence of Article I, Section 1 shall be deleted and replaced with the following:

                           The principal office of the corporation shall be in the Town of Clark, county of Union, and State of New Jersey

                  2. The first sentence of Article II, Section 2 shall be deleted and replaced with the following:

                           The annual meeting of the shareholders shall be held on the first Wednesday in May at 10:00 a.m. in each year if not a legal holiday, and, if a legal holiday, then on the next business day following at the same hour, when the shareholders shall elect a board of directors and transact such other business as may properly come before the meeting.

                  3. Article II, Section 3 shall be deleted and replaced with the following:

                           Special meetings of the shareholders may be called by the directors, the chief executive officer or by the president, and shall be called by the chief executive officer, president or the secretary at the request in writing of 50% of the directors or at the request in writing by shareholders owning 30% or more of the shares issued and outstanding. Such request shall state the purpose or purposes of the proposed meeting. When a special meeting is requested by 50% of the directors or by shareholders owning 30% or more of the shares issued and outstanding, any director of the corporation may call the meeting if such meeting is not called by the president, chief executive officer or the secretary within 10 days after written request for such meeting is served upon either of them.
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                  4.       The second sentence of Article III, Section 2 shall
be deleted and replaced with the following:

                           The board of directors shall consist of four members.

                  5. The first sentence of Article III, Section 6 shall be deleted and replaced with the following:

                           A director may resign at any time by giving written notice to the board, the chief executive officer, president or the secretary of the corporation.

                  6. The second, third and fourth sentences of Article III, Section 11(a) shall be deleted and replaced with the following:

                           Special meetings of the directors shall be held upon notice to the directors and may be called by the chief executive officer or president upon five days notice to each director either personally or by mail or by wire. Special meetings of the directors shall be called by the chief executive officer, president or by the secretary in a like manner on written request of two directors. If the chief executive officer, president or secretary fails to call a special meeting of directors within five days after the written request therefor is made by two directors, any director making such request may call such meeting.

                  7. Article III, Section 12 shall be deleted and replaced with the following:

                           At all meetings of directors the Co-Chairmen of the board, either of them, or in both of their absence, a chairman chosen by the board, shall preside.

                  8. Article IV, Section 2(a) shall be deleted and replaced with the following:

                           (a) Subject to any agreement providing otherwise, any officer elected or appointed by the directors may be removed by the board with or without cause.

                  9. Article IV, Section 2(d) shall be deleted and replaced with the following:

                           (d) The officers of the corporation shall have the duties prescribed in Schedule "A" hereto annexed, their Employment Agreements or otherwise provided in the by-


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                           laws and such other powers and duties not
                           inconsistent with the by-laws as may be conferred upon them by the directors.

                  10. The first sentence of Article IV, Section 2(f) shall be deleted and replaced with the following:

                           (f) Subject to any agreement providing otherwise, the salaries of the officers shall be fixed from time to time by the board of directors.

                  11. The third sentence of Article VI, Section 1 shall be deleted and replaced with the following:

                           They shall exhibit the holder's name and the number of shares and shall be signed by the chief executive officer, president or a vice-president and the treasurer or the secretary.


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                                  SCHEDULE "A"

                                   BY-LAWS OF

                    THE FRESH JUICE COMPANY OF FLORIDA, INC.

                           OFFICERS OF THE CORPORATION

                                    OFFICERS

         Co-Chairmen of the Board                    Steven M. Bogen
                                                     Steven Smith

         Chief Executive Officer                     Steven M. Bogen

         President                                   Steven Smith

         Treasurer                                   Mark Feldman

         Secretary                                   Steven M. Bogen

         Assistant Secretary                         Steven Smith

Chairman or Co-Chairmen of the Board:

                  The Board of Directors shall elect from its members a Chairman or Co-Chairmen of the Board of Directors.

                  The Co-Chairmen of the Board shall be the principal executive officers of the Corporation and, subject to the control of the Board of Directors, shall in general supervise all of the business and affairs of the Corporation.

                  They shall supervise all officers and personnel of the Corporation and subject to the terms of any Employment Agreements in effect shall fix the terms and conditions upon which they are employed, with the right to remove any so employed subject to the terms of any Employment Agreements in effect. They shall annually recommend to the Board of Directors the persons to be elected as General Officers of the Corporation and the terms of their employment.
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                  In general, they shall each perform all duties incident to the office of Chairman of the Board and such other duties as may be prescribed by the Board of Directors from time to time.

Chief Executive Officer:

                  The Board of Directors shall elect from its members a Chief Executive Officer. The powers and duties of the Chief Executive Officer shall be as set forth in his Employment Agreement.

President:

                  The Board of Directors shall elect from its members a President. The powers and duties of the President shall be as set forth in his Employment Agreement.

Vice President:

                  The Board of Directors may elect one or more Vice Presidents.


                  Under the direction and control of the Board of Directors, the Co-Chairmen of the Board, Chief Executive Officer and the President, the Vice Presidents shall have such powers and shall perform such duties as may be assigned to them by the Board of Directors, the Co-Chairmen of the Board, the Chief Executive Officer and the President, or any of them.

Secretary and Assistant Secretaries:

                  The Board of Directors shall elect a secretary and, as they deem appropriate, may elect one or more assistant secretaries.


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                  The Secretary shall:

                  (a) keep the minutes of the stockholder's and of the Board of Directors' meetings in one or more books provided for that purpose;

                  (b) see that all notices are duly given in accordance with the provisions of these By-Laws or as required bylaw;

                  (c) be custodian of the corporate records and of the seal of the Corporation and see that the seal of the Corporation is affixed to all documents the execution of which on behalf of the Corporation under its seal is duly authorized;

                  (d) when required, prepare or cause to be prepared and available at each meeting of shareholders a certified list in alphabetical order of the names of shareholders entitled to vote thereat indicating the number of shares of each respective class held by each;

                  (e) keep all the documents and records of the Corporation as required by law or otherwise in a proper and safe manner;

                  (f) sign with the Co-Chairmen of the Board, Chief Executive Officer, or the President, or a Vice President, certificates for shares of the Corporation, the issuance of which shall have been authorized by resolution of the Board of Directors;

                  (g) in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the Co-Chairmen of the Board, Chief Executive Officer, the President or by the Board of Directors.

                  The Assistant Secretaries may sign any documents in the place and stead of the Secretary and, in general, shall perform such duties as shall be assigned to them by the Secretary


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or by the Co-Chairmen of the Board, Chief Executive Officer, President or the
Board of Directors.

Treasurer and Assistant Treasurer:

                  The Board of Directors shall elect a Treasurer, and as they deem appropriate may elect one or more Assistant Treasurers.

                  The Treasurer shall:

                  (a) have charge and custody of and be responsible for all funds and securities of the Corporation, receive and give receipts for moneys due and payable to the Corporation from any source whatsoever, and deposit all such moneys in the name of the Corporation in such banks, trust companies or other depositaries as shall be selected in accordance with the provisions of these By-Laws;

                  (b) sign with the Co-Chairmen of the Board, Chief Executive Officer, the President, or a Vice President, certificates for shares of the Corporation, the issuance of which shall have been authorized by resolution of the Board of Directors; and

                  (c) in general perform all of the duties incident to the office of the Treasurer and such other duties as from time to time may be assigned to him by the Co-Chairmen of the Board, the Chief Executive Officer, the President, or by the Board of Directors.

                  Assistant Treasurers shall perform such duties as shall be assigned to them by the Treasurer, the Co-Chairmen of the Board, the Chief Executive Officer, the President, or the Board of Directors.


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